EXHIBIT 99.1

NEWS RELEASE
For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Announces Success of Consent Solicitation Relating to 7.45% Quarterly Interest Bonds due 2032 (CUSIP 71902E 20 8) (NYSE:PFX)

Hartford, Conn., Jan. 16, 2013 – The Phoenix Companies, Inc. (NYSE:PNX) today announced the success of its previously announced solicitation of bondholders holding its outstanding 7.45% Quarterly Interest Bonds due 2032 (CUSIP 71902E 20 8) seeking a one-time consent to amend the indenture governing the bonds and provide a related waiver. The goal of the solicitation was to obtain consents from holders representing a majority of the outstanding principal amount of the bonds, and Phoenix received consents representing at least 65%.

The approval of the amendments and waiver allows Phoenix to extend the date for providing its third quarter 2012 Form 10-Q to the bond trustee to March 31, 2013.

As previously reported, Phoenix is restating financial statements for several prior periods and, as a result, delayed filing its third quarter 2012 Form 10-Q with the Securities and Exchange Commission (SEC). That delay prevented Phoenix from filing the required Form 10-Q with the bond trustee within 15 days after the SEC filing deadline. The company intends to file its third quarter 2012 Form 10-Q with the SEC prior to the timely filing of its year-end 2012 Form 10-K. The SEC’s deadline for the Form 10-K filing is March 18, 2013.

ABOUT PHOENIX

Headquartered in Hartford, Connecticut, The Phoenix Companies, Inc. (NYSE:PNX) is a boutique life insurance and annuity company serving customers’ retirement and protection needs through select independent distributors. For more information, visit www.phoenixwm.com.

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The Phoenix Companies, Inc. … 2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us.  They are not guarantees of future performance.

Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: the Company’s ability to produce restated financial results and provide final third quarter and year-end 2012 financial information in the anticipated timeframes or to achieve the anticipated results of the consent solicitation; the impact of downgrades in our debt or financial strength ratings; the impact on our ability to hedge our positions due to the inability to replace hedges as a result of our credit rating and the default under the Indenture covering the securities; if we fail to maintain an effective system of internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected and, as previously reported, management will likely conclude that there are one or more material weaknesses in our internal control over financial reporting; the impact of our anticipated incurrence of significant expenses related to our financial restatement, the consent solicitation and our failure to timely file our third quarter 2012 Form 10-Q with the SEC and deliver it to the trustee under the indenture for the securities; the impact that our financial restatement, the events which caused the need for the consent solicitation, and the delay in filing our third quarter 2012 Form 10-Q may have on our ability to access alternate financing arrangements to fund our ongoing operations, particularly in the event the payment obligation with respect to the securities is accelerated as provided in the indenture; the impact of the financial restatement process of one of our principal insurance company subsidiaries, our financial restatement, and the events that caused the need for the consent solicitation on the level of regulatory scrutiny on us and our subsidiaries; the impact of our limited ability to register our securities for offer and sale until we are current with our relevant SEC filing obligations; the impact, which may be adverse, on the market value of the bonds if the requisite number of consents to effect the amendments and waiver proposed in the Consent Solicitation Statement are received and such proposed amendments and waiver are given effect; and the impact of the outcome of litigation and other claim not in our favor, which could have a material adverse effect on our financial condition, liquidity or consolidated financial statements.

Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

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